POWER OF ATTORNEY
                                -----------------


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr., Wayne R. Weidner and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                           Title
     ----------                           -----

/s/ Gary L. Rhoads
-------------------------        Treasurer                     January 24, 2001
Gary L. Rhoads                   (Principal Financial
                                 and Accounting Officer)

/s/ John H. Body
-------------------------        Director                      January 24, 2001
John H. Body

/s/ J. Ralph Borneman, Jr.
-------------------------        Director                      January 24, 2001
J. Ralph Borneman, Jr.

/s/ Frederick H. Gaige
-------------------------        Director                      January 24, 2001
Frederick H. Gaige

/s/ John W. Jacobs
-------------------------        Director                      January 24, 2001
John W. Jacobs

/s/ Lawrence T. Jilk, Jr.
-------------------------        Director and                  January 24, 2001
Lawrence T. Jilk, Jr.            Chairman


-------------------------        Director
Frederick P. Krott

/s/ Patricia L. Langiotti
-------------------------        Director                      January 24, 2001
Patricia L. Langiotti

/s/ Robert E. Rigg
-------------------------        Director                      January 24, 2001
Robert E. Rigg

/s/ C. Robert Roth
-------------------------        Director                      January 24, 2001
C. Robert Roth

/s/ Wayne R. Weidner
-------------------------        Director, President           January 24, 2001
Wayne R. Weidner                 and Chief Executive
                                 Officer (Principal
                                 Executive Officer)